Exhibit 23(j)(i)

THOMPSON  ATLANTA  BRUSSELS  CINCINNATI  CLEVELAND  COLUMBUS  DAYTON  NEW YORK  WASHINGTON, D.C
         HINE

April 25, 2008

WY Funds
5502 North Nebraska Avenue
Tampa, FL 33604

Re: WY Funds, File Nos. 333-120624 and 811-21675

Gentleman:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the WY Funds Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 7 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP